Schedule A

                         RULE 10F-3 TRANSACTIONS REPORT
                         ------------------------------
                    April 1, 2002 through September 30, 2002
             Affiliated Underwriter: Banc of America Securities, LLC

                               Type of
                               Security*  Date                                     Principal/          Price               % of
                               (1),(2),  Offering   Purchase                         Shares   Price/   Paid       % of     Fund
             Issuer            (3),(4)   Commenced    Date      Selling Broker**   Purchased   Par     By Fund    Issue   Assets
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
NATIONS MASTER INVESTMENT TRUST
NATIONS HIGH YIELD BOND
Synagro Technologies, Inc.,
 9.50%, 04/01/2009              3       04/08/02   04/08/02     Lehman Bros.     1,305,000   $100.00 $1,305,000   0.09%    0.37%

NATIONS MARSICO GROWTH
                                                                CS First Boston,
                                                                JP Morgan,
                                                                Lehman Bros,
                                                                Morgan Stanley,
                                                                Salomon Smith
El Paso                         1       06/20/02   06/20/02       Barney           66,142    $19.95  $1,319,533  0.15%     0.23%

NATIONS MARSICO 21ST CENTURY
                                                                CS First Boston,
                                                                JP Morgan,
                                                                Lehman Bros,
                                                                Morgan Stanley,
                                                                Salomon Smith
El Paso                         1       06/20/02   06/20/02        Barney         35,144     $19.95   $701,123   0.08%     1.07%
                                                                 Bear Stearns,
                                                                 DMG Equities,
                                                                Merrill Lynch,
                                                                Piper Jaffrey,
                                                                Salomon Smith
Leap Frog Enterprises           1       07/24/02   07/24/02       Barney          46,020l    $13.00   $598,260   0.51%     1.09%

                                                                Piper Jaffrey,
Red Robin Gourmet Burger, Inc.  1       07/19/02   07/19/02   Wachovia Securities 46,112     $12.00   $553,344   0.92%     0.10%


NATIONS INTERMEDIATE BOND
AOL-Time Warner, 6.15%,
 05/01/07                       1       04/03/02   04/03/02     JP Morgan Chase 1,689,000   $99.69  $1,683,680   0.17%     0.47%
AT&T Wireless Service
 Corporation, 8.25%, 05/01/12   1       04/11/02   04/11/02     JP Morgan Chase 1,355,000   $99.50  $1,348,225   0.07%     0.37%
CITEC 2002 - VTI A4,            1       05/09/02   05/09/02      Deutsche Bank  2,400,000   $99.996 $2,399,910   0.23%     0.63%
                                                                 - Alex Brown
Walmart Stores, 4.375%,
 07/12/2007                     3       09/17/02   09/17/02      Goldman Sachs    570,000  $104.02    $592,908   0.12%     0.07%

* The following designations identify whether the securities are: (1) part of a Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

***Prior to May 10, 2002, certain Nations Funds were in Nations Reserves, Nations Fund, Inc. and Nations Fund Trust. Transactions that occurred prior to that date require approval from the appropriate board.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.
The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).